TWELFTH AMENDMENT

TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS TWELFTH AMENDMENT, effective as of January 1, 2015, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010, August 25, 2011, November 14, 2011, November 16, 2012, January 15, 2013, February 27, 2013, August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014 and November 20, 2014, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement and to amend the fees; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Section 13. Term of Agreement; Amendment shall be superseded and replaced with the following Section 13.

13. Term of Agreement; Amendment

This Agreement shall become effective as of the date first written above and will continue in effect through December 31, 2017. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated (i) by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party or (ii) by the Trust within 5 days after it receives notification from USBFS of an increase in costs pursuant to Section 6 hereof. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust and authorized or approved by the Board of Trustees. The provisions of this Section 13 shall also apply to Exhibit C and Exhibit D.

Section 8 of Exhibit D, Data Warehouse Services, shall be superseded and replaced with the following Section 8.

Section 8. Compensation.

USBFS shall be compensated for providing MARS SystemTM or Data Warehouse Services in accordance with the fee schedule set forth in Exhibit E (as amended from time to time). USBFS, upon reasonable notice to the Trust, shall be compensated for any increase in MARS SystemTM fees from Sales Focus Solutions.

1/2015	1

Amended Exhibit E, the fees of the Agreement, is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald R. Redell	By:	/s/ Ian Martin

Name: Ronald R. Redell		Name: Ian Martin

Title: President		Title: Executive Vice President

1/2015	2

Amended Exhibit E to the

Transfer Agent Servicing Agreement – DoubleLine Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at January 1, 2015

If the fund complex total assets are less than $1 billion, a 50% discount will apply to the CUSIP-based fee for the first 12 months of operation.

Annual Service Charges Per CUSIP

¡ Base Fee Per CUSIP ¡ NSCC Level 3 Accounts ¡ No-Load Fund Accounts ¡ Load Fund Accounts ¡ Closed Accounts	$30,000 /year $7.00 /open account $12.00 /open account $13.00 /open account $2.00 /closed account

Note: Once the number of NSCC Level 3 Accounts and No-Load Fund Accounts reach 275,000 and 50,000, respectively, the open account fee will be reduced to the following for accounts over 275,000 and 50,000, respectively:

¡ NSCC Level 3 Accounts ¡ No-Load Fund Accounts	$5.00 /open account $10.00 /open account

Activity Charges ¡ Manual Shareholder Transaction ¡ Omnibus Account Transaction ¡ Correspondence ¡ Telephone Calls ¡ Voice Response Calls	$3.00 /transaction $0.25 /transaction $3.00 /item $1.00 /minute $0.40 /call

Services Included in Annual Base Fee Per CUSIP

¡ Implementation/CUSIP set up ¡ Chief Compliance Officer Support ¡ Shareholder Internet Access (FanWeb Select Implementation and annual base fee) ¡ DST NSCC CUSIP fee

Out-Of-Pocket Expenses

Including but not limited to telephone toll-free lines, VRU maintenance and development, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, insurance, record retention, processing of literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, and training, excess history, omnibus conversions, FATCA and other compliance mailings.

Additional Services

Available but not included above are the following services - Vision intermediary e-commerce, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Same Day Cash Flow System, Short-Term Trader reporting, Jumbo Pricing, and Daily Valuation/Manual 401K Trade.

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

1/2015	3

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement - DoubleLine

Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE AT January 1, 2015

FAN WEB

Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

¡	FAN Web Direct (API) – Quoted Separately
¡	Customization - $200/hour (subject to change at prevailing rates of vendor)
¡	Activity (Session) Fees:
–	Inquiry - $0.15 /event
–	Account Maintenance - $0.25 /event
–	Transaction – financial transactions, reorder statements, etc. - $0.50 /event
–	New Account Set-up - $3.00 /event (Not available with FAN Web Select)
¡	Strong Authentication:
–	$0.045 /month per active* FAN Web ID

* Any ID that has had activity within the 180-day period prior to the billing cycle.

VISION

Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

¡	Inquiry Only
–	Inquiry - $0.05 /event
–	Per broker ID - $5.00 /month per ID
¡	Transaction Processing
–	Implementation - $5,000 /management company
–	Transaction – purchase, redeem, exchange, literature order - $0.50 /event
–	New Account Setup – may contain multiple fund/accounts - $3.00 /event
–	Monthly Minimum Charge - $500 /month

CLIENT DEDICATED LINE DATA ACCESS

For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:

¡	$7,000 /year per workstation for TA2000 AWD access
¡	Plus data communications setup and monthly charges based upon location and bandwidth
¡	Plus training billed at hourly rates plus out-of-pocket expenses

1/2015	4

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement - DoubleLine

Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE AT January 1, 2015

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family.

¡	90 days or less – $0.08 /open account
¡	91-180 days – $0.14 /open account
¡	181-270 days – $0.20 /open account
¡	271 days – 1 year - $0.26 /open account
¡	1 year – 2 years - $0.38 /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for direct accounts based upon an average cost single category basis calculation.

¡	$1.00 /direct open account per year
¡

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

¡	$500 setup /fund group of 1-5 funds, $1,500 setup /fund group of over 5 funds
¡	$0.12 /account per year
¡

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:

¡	$750 setup/fund group
¡	$10.00 /certificate transaction
¡

E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:

¡	$1,500 setup /fund group
¡	$500 /month administration
¡	$4.00 /received e-mail correspondence
¡

FAF Money Market Fund Service Organizations

¡	$15,000 /money market share class per year
¡	Out-of-pocket expenses (see Transfer Agent Fee Schedule)
¡

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements. Actual costs will depend upon specific client requirements.

¡	Setup - $35,000 /fund group
¡	Annual Fee - $0.17 /open and closed account
¡

Jumbo Pricing (JUMBO) – allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.

$1.85 /account group per year

1/2015	5

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement - DoubleLine

Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE AT January 1, 2015

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

¡	$15.00 /qualified plan acct (Cap at $30.00 /SSN)
¡	$15.00 /Coverdell ESA acct (Cap at $30.00 /SSN)
¡	$25.00 /transfer to successor trustee
¡	$25.00 /participant distribution (Excluding SWPs)
¡	$25.00 /refund of excess contribution
¡	$25.00 /reconversion/recharacterization

Additional Shareholder Paid Fees

¡	$15.00 /outgoing wire transfer
¡	$15.00 /overnight delivery
¡	$5.00 /telephone exchange
¡	$25.00 /return check or ACH
¡	$25.00 /stop payment
¡	$5.00 /research request per account (Cap at $25.00 /request) (For requested items of the second calendar year [or previous] to the request)

Programming Charges (subject to change at prevailing rate of vendor)

$200/hour

Charges incurred for customized services based upon fund family requirements including but not limited to:

¡	Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
¡	Select reports – shareholder system queries for customized reporting, mailings, etc.
¡	File transmissions of client requested shareholder data file extracts
¡	Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
¡	All other client specific customization and/or development services

Literature Fulfillment Services

¡	Account Management
–	$250 /month (account management, lead reporting and database administration)
¡	Out-of-Pocket Expenses
–	Kit and order processing expenses, postage, and printing
¡	Inbound Teleservicing Only
–	Account Management - $250 /month
–	Call Servicing - $5.00 /minute
¡	Lead Conversion Reporting
–	Account Management - $500 /month
–	Database Installation, Setup - $1,500 /fund group
–	Specialized Programming - (Separate Quote)*
¡	Web On-line Fund Fulfillment
–	Account Management - $500 /month
–	Installation, Setup - $2,500 /fund group
–	Per Literature Order - $0.40 /request
¡	Follow-up Services
–	Correspondence - $5.00 /item

Fees exclude postage and printing charges.

1/2015	6

    Amended Exhibit E (continued) to Transfer Agent Agreement - DoubleLine Funds Trust

INFORMA ELECTRONIC SHAREHOLDER STATEMENT SERVICES FEE SCHEDULE at January 1, 2015

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

¡	Document Loading, Storage, and Access - $0.08 /statement
¡	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
¡	Development & Implementation of Electronic Confirm Statements - $26,000 initial setup fee

Note: Quarterly minimum fee of $500.

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

¡	Document Loading, Storage, and Access - $0.08 /statement
¡	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
¡	Development & Implementation of Electronic Investor Statements - $7,500 initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

¡	Document Loading, Storage, and Access - $0.08 /statement
¡	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
¡	Development & Implementation of Electronic Tax Statements - $5,000 initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

¡	Document Loading, Storage, and Access
¡	Document Consent Processing, Suppression, and Notification - $0.35 /suppressed statement
¡	Development & Implementation of Electronic Compliance Documents - $6,000 initial setup fee

Note: Annual compliance minimum fee of $6,000.

FAN Web Transaction Fees

¡	View Consent Enrollment - $0.03 /transaction
¡	Consent Enrollment - $0.13 /transaction
¡	View Statements - $0.03 /view

Vision Electronic Statements

  Provides the capability for financial intermediaries to access electronic statements via the Vision application.*

¡	Implementation Fees - $5,000 /fund group
¡	Load charges - $0.05 /image
¡	Archive charge (for any image stored beyond 2 years) - $0.015 /document

*Normal Vision ID and activity charges also apply.

Notes:

All pricing based upon contractual three-year term. Proposal is rough estimate based upon client request. Rates subject to change once formal business requirements are received and reviewed. Estimate is valid for 90 days based on the following conditions:

¡	Document Loading, Storage and Access - Statements presented as PDF documents. Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access. Statements will be loaded for all accounts, regardless of consent.
¡	Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
¡	Document Setup & Development Fees— Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed. Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement). Document setup fees will be determined upon requirements gathering and defining project scope.
¡	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
¡	Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $187.50 per hour.

1/2015	7

Amended Exhibit E (continued) to Transfer Agent Agreement – DoubleLine Funds Trust

MARS SystemTM Reporting & Compliance Services – Supplemental Services Fee Schedule

at January 1, 2015

System 7i Products & Services (Monthly fee)*

¡	$5,500 – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)
¡	$3,500 – MARS Sales Reporting (includes 5 users)
¡	$3,500 – MARS Compliance Reporting (includes 5 users)
¡	$5,000 – Enhanced Services*

* Includes up to 160 hours a month of Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. If necessary, USBFS will provide an additional 160 hours of additional support (hours 161-320) free of charge. Additional hours of support (over 320 hours) will be charged at $31.25 per hour.

Additional System Setup & Implementation Costs (One-time fee)

¡	$6,000 – Handheld Server Setup
¡	$6,000 – RIA Feed Setup
¡	$6,000 – CFG Fulfillment Setup
¡	$4,000 – Google Maps Integration Setup
¡	$6,000 – Coates Analytics Integration Setup
¡	$2,500 – Standard Interface Setup (cost per interface)
¡	$7,500 – Custom Data Interface Setup (cost per interface)
¡	$6,000 – iPad
¡	$2,500 - OmniServ

Additional Licenses (Monthly fee per user)

¡	$150 – CRM User
¡	$200 – Compliance User
¡	$230 – Sales Reporting User
¡	$80 – Omnibus Reconciliation User
¡	$250 – Handheld User
¡	$1,750 – iPad (5 users)

Additional Module Services (Monthly per user unless otherwise noted)

¡	$2,000 – Customer/Account Module (included with Compliance Module)
¡	$1,000 – Data Quality Module (only one license needed)
¡	$750 – Profile Module (only one license needed)
¡	$750 – Document Management Module (only one license needed)
¡	$2,500 – Coates Analytics (only one license needed)
¡	$1,000 – CFG Fulfillment (only one license needed)
¡	$370 – Mapping Integration Module – Google Maps (up to 10 users)
¡	$500 – RIA Monthly Load
¡	$500 – Schwab DSA Automated File Load
¡	$250 – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
¡	$1,800 - OmniServ

MARS Training

¡	$2,500 /day plus travel and out-of-pocket expenses if required

Software or Report Customization

¡	$290 /hour

NSCC SDR Fees

¡	$40 /month – Line Maintenance
¡	$1.38 /hour – Line Use
¡	$0.15 /100 records – Transaction

System Version Upgrades & Enhancements – Quoted separately through a Statement of Work

** All additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

1/2015	8